Exhibit 4.3

EATON CORPORATION

and

each of the Guarantors as defined herein

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of August 23, 2022

to

Indenture dated as of August 23, 2022

$700,000,000 4.700% Notes due 2052

TABLE OF CONTENTS

-i-

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of August 23, 2022 (this “Supplemental Indenture”), among Eaton Corporation, an Ohio corporation, as issuer (the “Company”), Eaton Corporation plc, an Irish public limited company (the “Parent”), the Subsidiary Guarantors (as defined below), and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).

RECITALS:

WHEREAS, the Company has executed and delivered to the Trustee an Indenture, dated as of August 23, 2022 (the “Base Indenture” and as supplemented by this Supplemental Indenture, the “Indenture”), providing for the issuance by the Company from time to time of its unsecured and unsubordinated debentures, notes or other evidences of indebtedness (the “Securities”) to be issued in one or more series unlimited as to principal amount;

WHEREAS, the Company has duly authorized and desires to cause to be established pursuant to the Base Indenture and this Supplemental Indenture a new series of Securities designated the 4.700% Notes due 2052 (the “Notes”), the form and terms of such Notes to be set forth in this Supplemental Indenture;

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Parent, the Subsidiary Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture have been done;

NOW, THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, that the Base Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1              Generally. (a) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Base Indenture.

(b)               The rules of interpretation set forth in the Base Indenture shall be applied hereto as if set forth in full herein.

SECTION 1.2              Definition of Certain Terms. For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings:

“Additional Notes” has the meaning specified in Section 2.2(b).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the Parent and the assets of its subsidiaries, taken as a whole, to any person, other than the Parent or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the outstanding Voting Stock of the Parent or other Voting Stock into which the Voting Stock of the Parent is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) the Parent consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Parent outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or (4) the adoption of a plan relating to the liquidation or dissolution of the Parent. A transaction will not be deemed to involve a Change of Control under clause (2) above if (i) the Parent becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Parent immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act. “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Change of Control Payment” has the meaning specified in Section 4.1(a).

“Change of Control Payment Date” has the meaning specified in Section 4.1(b).

“Fitch” means Fitch Inc., and its successors.

“Guarantee” means, with respect to the Notes, the guarantee by any Guarantor of the Company’s obligations, subject to the terms and limitations of Article 17 of the Base Indenture and Exhibit A hereof.

“Guarantors” means, with respect to the Notes, the Parent and the Subsidiary Guarantors.

“Interest Payment Date” has the meaning specified in Section 2.2(c).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P and BBB- (or the equivalent) by Fitch, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Parent.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Par Call Date” means February 23, 2052 (six months prior to maturity of the Notes).

“Prospectus Supplement” means the prospectus supplement, dated August 16, 2022, to the prospectus, dated September 15, 2021, relating to the offering by the Company of the Notes.

“Quotation Agent” means a Reference Treasury Dealer selected by the Company for the purpose of performing the functions of the Quotation Agent with respect to the Notes.

“Rating Agencies” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons beyond the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Parent (as certified by a resolution of the Parent’s Board of Directors) as a replacement agency for Moody’s, S&P or Fitch, or all of them, as the case may be.

“Rating Event” means the rating on the applicable Notes is lowered by at least two Rating Agencies and such Notes are rated below an Investment Grade Rating on any day during the period (which period will be extended so long as the rating of such Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the first public notice of the occurrence of a Change of Control or the Parent’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.

“Reference Treasury Dealer” means a primary U.S. Government securities dealer in the United States selected by the Company.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m. (New York time) on the third Business Day preceding the redemption date.

“S&P” means S&P Global Ratings, and any successor to its rating agency business.

“Subsidiary Guarantors” means Cooper B-Line, Inc., Cooper Bussmann, LLC, Cooper Crouse-Hinds, LLC, Cooper Industries Unlimited Company, Cooper Power Systems, LLC, Cooper Wiring Devices, Inc., Eaton Aeroquip LLC, Eaton Aerospace LLC, Eaton Capital Unlimited Company, Eaton Controls (Luxembourg) S.à r.l., Eaton Domhanda Unlimited Company, Eaton Electric Holdings LLC, Eaton Filtration LLC, Eaton Leasing Corporation, Eaton Technologies (Luxembourg) S.à r.l., Turlock B.V., Wright Line Holding, Inc. and Wright Line LLC.

“Treasury Rate” means with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of that person that is at the time entitled to vote generally in the election of the board of directors of that person.

ARTICLE II
GENERAL TERMS OF THE NOTES

SECTION 2.1           Form. The Notes, the Trustee’s certificates of authentication and the Guarantee shall be substantially in the form of Exhibit A to this Supplemental Indenture, which are hereby incorporated into this Supplemental Indenture. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.2            Amount and Payment of Principal and Interest. (a) In accordance with the Company Order delivered to the Trustee pursuant to Section 3.03 of the Base Indenture, the Trustee shall authenticate and deliver the Notes with the Guarantee affixed thereto for original issue on the date hereof in the aggregate principal amount of $700,000,000. The principal amount of each Note shall be payable on August 23, 2052.

(b)               Subject to the terms and conditions contained herein, the Company may, without the consent of the holders of the Notes, issue additional debt securities (the “Additional Notes”) having the same ranking and the same interest rate, maturity and other terms as the Notes of a particular series. Any such Additional Notes and the Notes of such series will constitute a single series under the Indenture.

(c)                Interest shall be paid semi-annually in arrears on February 23 and August 23, beginning on February 23, 2023 (each an “Interest Payment Date”), to each person in whose name the Notes are registered at the close of business on February 9 and August 9 (whether or not that date is a Business Day as that term is defined in the Indenture) immediately preceding the Interest Payment Date.

(d)               The Company will compute interest on the Notes on the basis of a 360-day year consisting of twelve 30-day months. If any Interest Payment Date or maturity or redemption date falls on a day that is not a Business Day, then the payment will be made on the next Business Day without additional interest and with the same effect as if it were made on the originally scheduled date. For the avoidance of doubt, the Trustee shall have no obligation to compute interest on the Notes or to verify the Company’s computation with respect thereto.

SECTION 2.3            Denominations. The Notes will be issuable only in fully registered form without coupons in denominations of $2,000 or an integral multiple of $1,000 in excess of $2,000.

SECTION 2.4            Global Securities. The Notes will be issuable in the form of one or more Global Securities and the Depositary for such Global Security will be The Depository Trust Company in accordance with the Base Indenture.

SECTION 2.5           Payment, Transfer and Exchange. (a) The principal and interest on Notes represented by Global Securities will be payable to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Securities represented thereby. The principal and interest on Notes represented by physical securities will be payable, either in person or by mail, at the office of the Paying Agent.

(b)               Transfers of Global Securities will be limited to transfer in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for physical securities in accordance with the Indenture. If Notes represented by physical securities are presented to the Security Registrar with a request from the Holder of such Securities to register a transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Security Registrar will register the transfer as requested in accordance with the Indenture.

SECTION 2.6            Security Registrar and Paying Agent. The Company initially appoints the Trustee as Security Registrar and Paying Agent. The Company may change the Paying Agent and Security Registrar without notice to Holders.

SECTION 2.7           Ranking. The Notes will be senior unsecured obligations of the Company. The payment of the principal of, premium, if any, and interest on the Notes will rank equally in right of payment with all other senior unsecured indebtedness of the Company that is not by its terms expressly subordinated to other indebtedness of the Company. The obligations of the Company under the Notes and the Indenture will be fully and unconditionally guaranteed by the Guarantors with such guarantees ranking equal in right of payment with all other existing and future unsecured and unsubordinated indebtedness of such Guarantor.

SECTION 2.8           Trustee’s Right to Refuse Directions in Certain Circumstances. With respect to directions given by the Holders of a majority in principal amount pursuant to the Indenture to the Trustee in its exercise of any trust or power, the Trustee will be entitled to refuse to follow any such direction that conflicts with law or the Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Holders or may impose personal liability upon the Trustee, unless the Trustee is offered indemnity satisfactory to it.

ARTICLE III
REDEMPTION

SECTION 3.1           Redemption. (a) Except as provided in this Article III, the Company shall have no obligation to redeem, purchase or repay the Notes pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof.

(b)               The Notes are subject to redemption at the Company’s option, in whole or in part, at any time and from time to time. If the Notes are redeemed before the Par Call Date, the Notes shall be redeemed at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Notes to be redeemed plus, in either case, accrued and unpaid interest thereon to the redemption date. On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

The Trustee shall have no obligation with respect to the determination of the redemption price.

SECTION 3.2           Redemption Procedures. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by DTC in accordance with its procedures therefor, in the case of Notes represented by a Global Security; provided that Notes shall not be redeemed in principal amounts of $2,000 or less. In the case of Notes represented by physical securities, a new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. In the case of Notes represented by a Global Security, the outstanding principal amount of the Global Security representing the Notes will be reduced by book-entry. Notes called for redemption become due on the redemption date. On and after the redemption date, interest will cease to accrue on Notes or portions of them called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the redemption date, the Company will deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on that date.

SECTION 3.3           Notice of Redemption. (a) The Company will deliver, not less than 10 but not more than 60 days prior to the redemption date, a notice of redemption to each Holder of Notes (with copy to the Trustee). At the Company’s written request delivered to the Trustee at least three Business Days prior to the date a notice of redemption is to be delivered (unless a shorter period shall be acceptable to the Trustee), the Trustee shall deliver such notice of redemption to the Holders of the Notes on behalf of the Company.

(b)               Notices of redemption shall be sent electronically or by first class mail (or otherwise in accordance with applicable DTC procedures).

(c)                Any redemption or notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an offering or financing, Change of Control or other corporate transaction or event. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied and a new redemption date will be set by the Company in accordance with applicable DTC (as defined below) procedures, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed.

(d)               Any notice to the Holders of the Notes of such a redemption must include the appropriate calculation of the redemption price, but need not include the redemption price itself.

ARTICLE IV
CHANGE OF CONTROL

SECTION 4.1              Change of Control. (a) If a Change of Control Triggering Event occurs with respect to the Notes, unless the Company has exercised its option to redeem the Notes by notifying the Holders of the Notes to such effect, the Company shall be required to make a Change of Control Offer to each Holder of the Notes as to which the Change of Control Triggering Event has occurred to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes. In a Change of Control Offer, the Company shall offer payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase (a “Change of Control Payment”). Upon the occurrence of a Change of Control Repurchase Event, unless all Notes have been called for redemption, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at an offer price in cash equal to the Change of Control Payment.

(b)       Within 30 days following any Change of Control Triggering Event, or at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be sent to Holders of the Notes, and a copy of such notice shall be delivered to the Trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is sent (a “Change of Control Payment Date”). The notice shall, if sent prior to the date of consummation of the Change of Control state that the Change of Control Offer is conditioned on the Change of Control Triggering Event with respect to the Notes occurring on or prior to the Change of Control Payment Date. The notice shall state, among other things:

(i)                that a Change of Control Triggering Event has occurred or will occur, the date of such event, and that such Holder has the right to require the Company to repurchase such Holder’s Notes;

(ii)               the circumstances and relevant facts regarding such Change of Control;

(iii)              that the Change of Control Offer is being made pursuant to this Section 4.1 and that all Notes properly tendered pursuant to the Change of Control Offer will be accepted for payment on the Change of Control Payment Date;

(iv)              the Change of Control Payment Date;

(v)               the Change of Control Payment;

(vi)              the name and address of the Paying Agent;

(vii)            that the Notes must be surrendered at least five Business Days prior to the Change of Control Payment Date to the Paying Agent at the office of the Paying Agent, together with the form entitled “Option of Holder to Elect Repayment” which form is annexed to the Notes

(viii)           that the Change of Control Payment for any Note which has been properly tendered and not withdrawn will be made promptly following the Change of Control Payment Date;

(ix)              that any Note not tendered will continue to accrue interest; and

(x)               that, unless the Company defaults in making the Change of Control Payment, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date.

A Change of Control Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of the provisions of this Indenture, the Notes and/or the Guarantees; provided that such Change of Control Offer shall not include the delivery of such consents as a condition precedent.

(c)                In order to accept the Change of Control Offer the Holder must deliver to the Paying Agent, at least five Business Days prior to the Change of Control Payment Date, the Notes, together with the form entitled “Option to Elect Repayment”, which form is annexed to the Notes, duly completed, setting forth:

(i)                the name of the Holder of the Notes;

(ii)               the principal amount of the Notes;

(iii)              the principal amount of the Notes to be repurchased;

(iv)              the certificate number or description of the tenor and terms of the Notes;

(v)               a statement that the Holder is accepting the Change of Control Offer; and

(vi)             a guarantee that the Notes together with the form entitled “Option to Elect Repayment Form” duly completed will be received by the Paying Agent at least five Business Days prior to the Change of Control Payment Date.

Any exercise by a Holder of its election to accept the Change of Control Offer shall be irrevocable. The Change of Control Offer may be accepted for less than the entire principal amount of the Notes but in that event the principal amount of the Notes remaining outstanding after repurchase must be equal to $2,000 or an integral multiple of $1,000 in excess thereof. The Notes which are repurchased only in part (pursuant to the provisions of this Section 4.1) shall be so stated in the applicable “Option to Elect Repayment Form,” and, with respect to Notes represented by physical securities, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of the Notes without service charge, a new Note or Notes of the same series and tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Notes.

(d)           On each Change of Control Payment Date, the Company shall, to the extent lawful:

(i)                accept for payment all Notes or portions of such Notes properly tendered pursuant to the applicable Change of Control Offer;

(ii)               deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all such Notes or portions of such Notes properly tendered; and

(iii)              deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of the Notes or portions of the Notes being repurchased and that all conditions precedent provided for in this Indenture to the Change of Control Offer and to the repurchase by the Company of the Notes pursuant to the Change of Control Offer have been met.

(e)           The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements of this Section 4.1 and the third party repurchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company shall not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under this Supplemental Indenture with respect to the Notes, other than a default in the payment of the Change of Control Payment upon a related Change of Control Triggering Event.

(f)           The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a related Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company shall comply with those securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.1 by virtue of any such conflict.

ARTICLE V
MISCELLANEOUS PROVISIONS

SECTION 5.1           Ratification of Base Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. In addition to the modifications permitted by clauses (a) through (k) of Section 9.01 of the Base Indenture, the Company, without the consent of any Holders, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, to conform the provisions of this Indenture to the “Description of Notes” section of the Prospectus Supplement.

SECTION 5.2           Trustee Not Responsible for Recitals. The recitals contained herein and in the Notes, except with respect to the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture, of the Notes or of the Guaranties. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

SECTION 5.3           Table of Contents, Headings, etc. The table of contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 5.4           Counterpart Originals. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of such an executed counterpart by facsimile transmission or electronic (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) shall constitute effective execution and delivery of this Indenture and may be used in lieu of the original signature for all purposes. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 5.5           Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed all as of the date and year first written above.

EATON CORPORATION

By:	/s/ Kirsten M. Park
Name: Kirsten M. Park Title: Senior Vice President - Treasury

By:	/s/ Lizbeth L. Wright
Name: Lizbeth L. Wright Title: Assistant Secretary

COOPER B-LINE, INC.

COOPER BUSSMANN, LLC

COOPER CROUSE-HINDS, LLC

COOPER POWER SYSTEMS, LLC

COOPER WIRING DEVICES, INC.

EATON AEROQUIP LLC

EATON AEROSPACE LLC

EATON ELECTRIC HOLDINGS LLC

EATON FILTRATION LLC

EATON LEASING CORPORATION

WRIGHT LINE HOLDING, INC.

WRIGHT LINE LLC

By:	/s/ Lizbeth L. Wright
Name: Lizbeth L. Wright Title: Vice President and Secretary

[Signature Page to the Second Supplemental Indenture]

EATON CORPORATION PLC

By:	/s/ Nigel Crawford
Name: Nigel Crawford Title: Secretary

By:	/s/ Kirsten M. Park
Name: Kirsten M. Park Title: Authorized Signatory

COOPER INDUSTRIES UNLIMITED COMPANY EATON CAPITAL UNLIMITED COMPANY EATON DOMHANDA UNLIMITED COMPANY

By:	/s/ Nigel Crawford
Name: Nigel Crawford Title: Director

TURLOCK B.V.

By:	/s/ Alexis Hubert
Name: Alexis Hubert
Title: Managing Director

By:	/s/ Martinus Wijnen
Name: Martinus Wijnen
Title: Managing Director

[Signature Page to the Second Supplemental Indenture]

Eaton Controls (Luxembourg) S.à r.l.
a société à responsabilité limitée, having its registered office at 12, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 9.145

Eaton Technologies (Luxembourg) S.à r.l.
a société à responsabilité limitée, having its registered office at 12, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 172.818

By:	/s/ Gregory Dujardin
Name: Gregory Dujardin Title: Manager

[Signature Page to the Second Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Ann M. Dolezal
Name: Ann M. Dolezal Title: Vice President

[Signature Page to the Second Supplemental Indenture]

Exhibit A

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THE TERMS OF SECURITIES ATTACHED HERETO.

EATON CORPORATION

4.700% Notes due 2052

No. [__]	CUSIP No. 278062 AJ3

$[__]

Eaton Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [__________] ($[____]) on August 23, 2052, and to pay interest thereon from August 23, 2022 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 23 and August 23 in each year, commencing February 23, 2023, at the rate of 4.700% per annum, subject to increase as described in the immediately following paragraph, until the principal hereof is paid or made available for payment.

The interest so payable, and duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on February 9 and August 9 (whether or not that date is a Business Day as that term is defined in the Indenture). Any such interest not so duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date.

Exhibit A

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Exhibit A

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: [____]

EATON CORPORATION

By:
Name: Title:

Attest:

By:

Name:
Title:

Exhibit A

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

Dated: [_____]	By
Authorized Signatory

Exhibit A

Reverse of Security

EATON CORPORATION

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of August 23, 2022 (herein called the “Base Indenture”), among the Company; Eaton Corporation plc, Cooper B-Line, Inc., Cooper Bussmann, LLC, Cooper Crouse-Hinds, LLC, Cooper Industries Unlimited Company, Cooper Power Systems, LLC, Cooper Wiring Devices, Inc., Eaton Aeroquip LLC, Eaton Aerospace LLC, Eaton Capital Unlimited Company, Eaton Controls (Luxembourg) S.à r.l., Eaton Domhanda Unlimited Company, Eaton Electric Holdings LLC, Eaton Filtration LLC, Eaton Leasing Corporation, Eaton Technologies (Luxembourg) S.à r.l., Turlock B.V., Wright Line Holding, Inc. and Wright Line LLC (together, the “Guarantors”); and The Bank of New York Mellon Trust Company, N.A., as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented by the Second Supplemental Indenture, dated as of August 23, 2022 (herein called the “Second Supplemental Indenture” and the Base Indenture, as so supplemented by the Second Supplemental Indenture, herein called the “Indenture”), among the Company, the Guarantors and the Trustee, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

The Securities of this series are subject to redemption upon not less than 10, but not more than 60, days’ notice, at any time, as a whole or in part, at the election of the Company. If this Security is redeemed by the Company before the Par Call Date, it will be redeemed in accordance with the terms of the Indenture, at the greater of the following amounts:

(1)	(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the Notes to be redeemed

plus, in either case, accrued and unpaid interest thereon to the redemption date.

The Trustee shall have no obligation with respect to the determination of the redemption price.

If this Security is redeemed by the Company on or after the Par Call Date, this Security will be redeemed by the Company at an amount equal to 100% of the principal amount of the Securities to be so redeemed, plus accrued and unpaid interest on such Securities to, but excluding, the redemption date.

Upon the occurrence of a Change of Control Triggering Event, unless all Securities have been called for redemption pursuant to the provision described above, each Holder of Securities of this series shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Securities at an offer price in cash equal to the Change of Control Payment.

Exhibit A

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Securities shall have the benefit of the Guarantee of the Guarantors on the terms set forth therein.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Security upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of at least a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 30% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to the Trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

Exhibit A

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 or an integral multiple of $1,000 in excess of $2,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THIS SECURITY WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Exhibit A

GUARANTEE

For value received, Eaton Corporation plc, Cooper B-Line, Inc., Cooper Bussmann, LLC, Cooper Crouse-Hinds, LLC, Cooper Industries Unlimited Company, Cooper Power Systems, LLC, Cooper Wiring Devices, Inc., Eaton Aeroquip LLC, Eaton Aerospace LLC, Eaton Capital Unlimited Company, Eaton Controls (Luxembourg) S.à r.l., Eaton Domhanda Unlimited Company, Eaton Electric Holdings LLC, Eaton Filtration LLC, Eaton Leasing Corporation, Eaton Technologies (Luxembourg) S.à r.l., Turlock B.V., Wright Line Holding, Inc. and Wright Line LLC, (together, the “Guarantors”) hereby fully and unconditionally guarantee the cash payments in United States dollars of principal of and interest on the Security on which this Guarantee is endorsed in the amounts and at the time when due and interest on the overdue principal and interest, if any, on this Security, if lawful, and the payment of all other obligations of Eaton Corporation (the “Company”) under the Indenture or the Security, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article 17 of the Base Indenture and this Guarantee. This Guarantee will become effective in accordance with Article 17 of the Base Indenture and its terms shall be evidenced therein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture, dated as of August 23, 2022 (herein called the “Base Indenture”), among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended or supplemented (as so amended or supplemented, the “Indenture”).

The obligations of the undersigned to the Holder of this Security and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 17 of the Base Indenture and reference is hereby made to the Indenture for the precise terms and limitations of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates. Each Holder of the Security to which this Guarantee is endorsed, by accepting such Security, agrees to and shall be bound by such provisions. The Guarantor will be deemed released from all of its obligations under the Indenture and this Guarantee, and this Guarantee will terminate, without any action required on the part of the Trustee or any Holder of the Securities, upon the terms and conditions as provided in Sections 17.12 of the Indenture.

This Guarantee shall be an unsecured and unsubordinated obligation of the Guarantor and rank equally with other unsecured and unsubordinated indebtedness of the Guarantor that is currently outstanding or that it may issue in the future.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by manual or electronic signature.

THIS GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

This Guarantee is subject to release upon the terms set forth in the Indenture.

Exhibit A

IN WITNESS WHEREOF this instrument has been duly executed in the name of the Guarantors.

COOPER B-LINE, INC.

COOPER BUSSMANN, LLC

COOPER CROUSE-HINDS, LLC

COOPER POWER SYSTEMS, LLC

COOPER WIRING DEVICES, INC.

EATON AEROQUIP LLC

EATON AEROSPACE LLC

EATON ELECTRIC HOLDINGS LLC

EATON FILTRATION LLC

EATON LEASING CORPORATION

WRIGHT LINE HOLDING, INC.

WRIGHT LINE LLC

By:
Name: Lizbeth L. Wright
Title: Vice President and Secretary

EATON CORPORATION PLC

By:
Name: Nigel Crawford Title: Vice President and Secretary

By:
Name: Kirsten M. Park Title: Authorized Signatory

Exhibit A

COOPER INDUSTRIES UNLIMITED COMPANY EATON CAPITAL UNLIMITED COMPANY EATON DOMHANDA UNLIMITED COMPANY

By:
Name: Nigel Crawford Title: Director

TURLOCK B.V.

By:
Name: Alexis Hubert Title: Managing Director

By:
Name: Martinus Wijnen Title: Managing Director

Eaton Controls (Luxembourg) S.à r.l.
Eaton Technologies (Luxembourg) S.à r.l.

By:
Name: Gregory Dujardin Title: Manager

Exhibit A

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to the Company’s offer upon a Change of Control Triggering Event in accordance with the Indenture, check the box: ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to the Indenture, state the amount in principal amount (must be denominations of $2,000 or an integral multiple of $1,000 in excess of $2,000): $________.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.